Exhibit 2

                                                                BY-LAWS
                                                                  OF

                                                      SAGE LIFE INVESTMENT TRUST



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                                                          TABLE OF CONTENTS
ARTICLE 1         Offices
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         1.1.  Delaware Office
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         1.2.  Other Offices
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ARTICLE 2 Meetings of the Trustees
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         2.1.  Regular Meetings
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         2.2.  Special Meetings
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                  2.2.1.  Time and Place
                  2.2.2.  Notice
         2.3.  Participation by Telephone
         2.4.  Voting

ARTICLE 3 Officers
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         3.1.  Enumeration
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         3.2.  Qualification
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         3.3.  Election or Appointment
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         3.5.  Powers
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         3.6.  Titles and Duties
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                  3.6.1.  Chairman of the Board; President
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                  3.6.2.  Vice President
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                  3.6.3.  Treasurer
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                  3.6.4.  Assistant Treasurer
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                  3.6.5.  Secretary
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                  3.6.6.  Assistant Secretary
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                  3.6.7.  Temporary Secretary
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         3.7.  Resignation, Retirement, and Removal

ARTICLE 4 Share Certificates
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         4.1.  General
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         4.2.  Receipts In Lieu of Certificates
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         4.3.  Future Issuance of Certificates
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         4.4.  Loss of Certificates
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         4.5.  Discontinuance of Issuance of Certificates
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ARTICLE 5 Miscellaneous Provisions
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         5.1.  Committees
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         5.2.  Reports
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         5.3.  Fiscal Year
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         5.4.  Seal
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         5.5.  Execution of Papers
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         5.6.  Dealings with Trustees and Officers
                                                   ---------------------------
         5.7.  Amendments
                          ----------------------------------------------------

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                                                                BY-LAWS
                                                                  of
                                                    SAGE LIFE INVESTMENT TRUST

These By-laws, made as of this day, January 9, 1998, shall be subject to the Declaration of Trust, as from time to time in effect, of Sage Life Investment Trust (the "Trust"), a Delaware business trust formed on January 9, 1998, pursuant to a declaration of trust (the "Declaration of Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control. Capitalized terms are used as defined in the Declaration of Trust, except as specifically defined herein.

                                                               ARTICLE 1
                                                                Offices

         Section 1.1. Delaware Office. In addition to the principal place of business of the Trust as set forth in Section 3.2 of the Declaration of Trust, the Trust shall maintain an office within the State of Delaware which, unless otherwise fixed by the Trustees, shall be identical to the business office of the Registered Agent of the Trust as set forth in Section 3.1 of the Declaration of Trust.

         Section 1.2. Other Offices. The Trustees may, at any time, establish branch or subordinate offices at any place or places where the Trust intends to do business.


                                                               ARTICLE 2
                                                       Meetings of the Trustees

         Section 2.1. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to Trustees absent at the time of such determination.

         Section 2.2. Special Meetings. Special meetings of the Trustees may be called by the Chairman of the Board, the
President, the Treasurer, or by two or more Trustees.

                  Section 2.2.1. Time and Place. Special meetings may be held at any time and at any place designated in the call of the meeting.

     Section 2.2.2. Notice. Sufficient notice of the special meeting must be given to each Trustee by the Secretary, an Assistant Secretary, or the person or persons calling the meeting. Notice by First Class mail addressed to a Trustee at his or her usual or last known business or residence address, notice to such Trustee in person or by telephone at least twenty-four hours before the special meeting, or notice by other means determined by the Trustees shall be sufficient notice of the special meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of such notice, executed by such Trustee before or after the meeting, is filed with the records of the special meeting. Attendance by a Trustee at a special meeting shall be deemed to be an effective waiver of notice of such special meeting, unless such Trustee protests the lack of notice to him or her prior to or at the commencement of such special meeting. Neither notice of a special meeting nor a written waiver of notice need specify the purposes of the special meeting.

         Section 2.3. Participation by Telephone. One or more of the Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications or video equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting to the extent permitted by the 1940 Act.

     Section 2.4. Voting. Additional requirements as to voting by Trustees are set forth in Section 5.12 of the Declaration of Trust.


                                                               ARTICLE 3
                                                               Officers

         Section 3.1. Enumeration. The officers of the Trust shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, Assistant Treasurers, and/or Assistant Secretaries, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint.

     Section 3.2. Qualification. The Chairman of the Board shall be a Trustee and may, but need not be, a shareholder. Any other officer may, but need not be, a Trustee or shareholder. Any two or more offices may be held by the same person except that the same person may not be both President and Treasurer.

         Section 3.3. Election or Appointment. The Chairman of the Board, the President, the Treasurer, and the Secretary shall be elected by the Trustees at the first meeting of the Trustees. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of such officers may be filled by a majority of the Trustees then in office through the appointment in writing of such other person as the Trustees in their discretion shall determine. Other officers, if any, may be elected or appointed by the Trustees or their designee at any meeting of the Trustees or at any other time.

     Section 3.4. Tenure. The Chairman of the Board, the President, the Treasurer, and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed, or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         Section 3.5. Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth herein and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by such officer as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

         Section 3.6.      Titles and Duties.

                  Section 3.6.1. Chairman of the Board; President. Unless the Trustees otherwise provide, the Chairman of the Board, or, in the absence of the Chairman, the President, shall preside at all meetings of the shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the Chief Executive Officer of the Trust. The Chairman of the Board and the President shall each also perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

                  Section 3.6.2. Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, or if there is more than one Vice President, the Vice Presidents in their order of election or in such other order as determined by the Trustees, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall also perform such other duties and have such other powers as The Board of Trustees or the President may from time to time prescribe.

                  Section 3.6.3. Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangements made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust. The Treasurer shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

                  Section 3.6.4. Assistant Treasurer. In the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer, or if there is more than one, the Assistant Treasurers in their order of election or in such other order as determined by the Trustees, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

     Section 3.6.5. Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept for such purposes, which books or a copy thereof shall be kept at the principal office of the Trust or at such other place as designated by the Trustees. The Secretary shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

                  Section 3.6.6. Assistant Secretary. In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary, or if there is more than one, the Assistant Secretaries in their order of election or in such other order as determined by the Trustees, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

                  Section 3.6.7. Temporary Secretary. In the absence of the Secretary and all Assistant Secretaries from any meeting of the shareholders or Trustees the Trustees may appoint a temporary secretary at such meetings, who shall perform the duties of the Secretary for the purposes of such meeting.

         Section 3.7. Resignation, Retirement, and Removal. Any officer may resign at any time. Such resignation shall be effective when notice thereof is received by the Chairman of the Board, President or Secretary, except that a resignation shall be effective on such date and at such time as is set forth in writing by the resignee. The Trustees may remove any officer elected by them with or without cause by the vote or written consent of a majority of the Trustees then in office. To the extent that any officer or Trustee of the Trust receives compensation from the Trust and except as may otherwise be expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                                                               ARTICLE 4
                                                          Share Certificates

     Section 4.1. General. No certificates certifying the ownership of shares in the Trust or in any Series or any Class of the Trust are required to be issued, except as the Trustees may otherwise determine from time to time.

         Section 4.2. Receipts In Lieu of Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares in accordance with the Declaration of Trust, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         Section 4.3. Future Issuance of Certificates. The Trustees may at any time authorize the issuance of share certificates to one or more shareholders. Such certificate shall be in such form prescribed by the Trustees; provided, however, that such certificate shall state the number of shares it represents and shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or registrar who is not a Trustee, officer, or employee of the Trust. In case any officer who has signed such certificate or whose facsimile signature has been placed on such certificates shall cease to be an officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

         Section 4.4. Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

         Section 4.5. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder holding a certificate, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                                               ARTICLE 5
                                                       Miscellaneous Provisions

         Section 5.1. Committees. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Audit Committee, Executive Committee, Nominating Committee, or any other committee, and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Trustees themselves. All members of such committee shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

         Section 5.2. Reports. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

     Section 5.3. Fiscal Year. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

     Section 5.4. Seal. No official seal of the Trust shall be required to execute any instrument on behalf of the Trust in accordance with Section 5.5.

         Section 5.5. Execution of Papers. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, Treasurer, any Assistant Treasurer, Secretary, or any Assistant Secretary, or any officer authorized to do so by the Trustees or any of the foregoing.

         Section 5.6. Dealings with Trustees and Officers. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent, and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

     Section 5.7. Amendments. These By-laws may be amended or repealed, in whole or in part, by majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.